News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2014

Boston, MA, February 19, 2014 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.58 for the first quarter of fiscal 2014, an increase of 16 percent over the $0.50 of adjusted earnings per diluted share in the first quarter of fiscal 2013 and an increase of 5 percent over the $0.55 of adjusted earnings per diluted share in the fourth quarter of fiscal 2013.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.56 in the first quarter of fiscal 2014, $0.38 in the first quarter of fiscal 2013 and $0.45 in the fourth quarter of fiscal 2013. Adjusted earnings differed from GAAP earnings for the compared periods due to increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.02, $0.09 and $0.10 per diluted share, respectively, in the first quarter of fiscal 2014, the first quarter of fiscal 2013 and the fourth quarter of fiscal 2013. In the first quarter of fiscal 2013, adjusted earnings further differed from GAAP earnings to reflect the application of the two-class method of computing earnings per share in connection with the special dividend declared in the first quarter of fiscal 2013, which reduced GAAP earnings per diluted share by $0.03.

Net income and gains on seed capital investments contributed $0.01 per diluted share in the first quarter of fiscal 2014 and $0.03 per diluted share in the first quarter of fiscal 2013.  Net income and gains on seed capital investments were negligible in the fourth quarter of fiscal 2013.

Net outflows of $1.1 billion from long-term funds and separate accounts in the first quarter of fiscal 2014 compare to net inflows of $5.4 billion in the first quarter of fiscal 2013 and $3.9 billion in the fourth quarter of fiscal 2013.

"Eaton Vance moved into net outflows in the first quarter of fiscal 2014, as withdrawals from global income and alternatives, large-cap value, managed options and municipal income strategies offset continuing strength in floating-rate income and implementation services," said Thomas E. Faust Jr., Chairman and Chief Executive Officer. "With growing momentum for our newer multi-sector income and global allocation strategies and prospects for improved results for strategies now in net outflows, we expect better flows for the balance of the fiscal year."

Consolidated assets under management were $278.6 billion on January 31, 2014, an increase of 12 percent from the $247.8 billion of managed assets on January 31, 2013 and a decrease of 1 percent from the $280.7 billion of managed assets on October 31, 2013.  The year-over-year increase in ending assets under management reflects net inflows of $18.3 billion and market price

__________

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements.  See reconciliation provided in Attachment 2 for more information on adjusting items.

appreciation of $12.6 billion.  The sequential quarterly decrease in ending assets under management reflects net outflows of $1.1 billion and market price declines of $1.0 billion.

Average consolidated assets under management were $282.3 billion in the first quarter of fiscal 2014, up 31 percent from $216.2 billion in the first quarter of fiscal 2013 and up 4 percent from $271.4 billion in the fourth quarter of fiscal 2013.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $29.5 billion in the first quarter of fiscal 2014, up 52 percent from $19.4 billion in the first quarter of fiscal 2013 and up 16 percent from $25.5 billion in the fourth quarter of fiscal 2013. Gross redemptions and other outflows were $30.6 billion in the first quarter of fiscal 2014, up 118 percent from $14.1 billion in the first quarter of fiscal 2013 and up 42 percent from $21.6 billion in the fourth quarter of fiscal 2013.

As of January 31, 2014, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $16.1 billion of client assets, an increase of 11 percent from the $14.5 billion of managed assets on January 31, 2013 and a decrease of 5 percent from the $16.9 billion of managed assets on October 31, 2013. Net outflows from Hexavest-managed funds and separate accounts were $0.4 billion in the first quarter of fiscal 2014 compared to net inflows of $1.9 billion in the first quarter of fiscal 2013 and net inflows of $0.2 billion in the fourth quarter of fiscal 2013.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is advisor or sub-advisor, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2014	2013	2013

Revenue	$360,261	$356,933	$318,517
Expenses	236,061	231,526	217,837
Operating income	124,200	125,407	100,680

Operating margin	34%	35%	32%

Non-operating (expense) income	(6,113)	(14,252)	(5,791)
Income taxes	(44,642)	(44,626)	(35,939)
Equity in net income of affiliates, net of tax	3,285	5,600	3,177
Net income	76,730	72,129	62,127
Net income attributable to non-controlling
and other beneficial interests	(5,372)	(14,977)	(12,322)
Net income attributable to
Eaton Vance Corp. shareholders	$71,358	$57,152	$49,805
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$73,747	$69,953	$60,452

Earnings per diluted share	$0.56	$0.45	$0.38

Adjusted earnings per diluted share(1)	$0.58	$0.55	$0.50

First Quarter Fiscal 2014 vs. First Quarter Fiscal 2013

In the first quarter of fiscal 2014, revenue increased 13 percent to $360.3 million from revenue of $318.5 million in the first quarter of fiscal 2013.  Investment advisory and administrative fees were up 16 percent, reflecting a 31 percent increase in average consolidated assets under management, offset by lower average effective fee rates. Performance fees contributed $0.1 million and $1.6 million to investment advisory and administrative fees in the first quarter of fiscal 2014 and 2013, respectively. Distribution and service fee revenues were flat in aggregate, reflecting consistent levels of managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 8 percent to $236.1 million in the first quarter of fiscal 2014 from $217.8 million in the first quarter of fiscal 2013, reflecting increases in compensation, distribution and service fees, amortization of deferred sales commissions, fund-related expenses and other expenses. The increase in compensation expense reflects increases in operating income-based incentives, stock-based compensation, higher employee headcount and increases in base salaries and benefits, offset by a decrease in sales-based incentives. The increase in operating-income based incentives is due to higher bonus accruals in the first quarter of fiscal 2014 as a result of an increase in pre-bonus adjusted operating income. The increase in distribution expense reflects increases in intermediary marketing support payments and discretionary marketing expenses, offset by a decrease in Class A share commissions. The increase in amortization of deferred sales commissions largely reflects an increase in Class C share amortization, offset by a decrease in Class B share commissions.  The increase in fund-related expenses primarily reflects an increase in sub-advisory expenses for Company sponsored funds managed by unaffiliated sub-advisors. Other expenses increased 13 percent, reflecting increases in travel-related expenses, information technology, professional fees and other corporate expenses.

Operating income was up 23 percent to $124.2 million in the first quarter of fiscal 2014 from $100.7 million in the first quarter of fiscal 2013.

Non-operating expense was $6.1 million in the first quarter of fiscal 2014 compared to $5.8 million in the first quarter of fiscal 2013. The year-over-year change reflects a decline of $4.8 million in gains (losses) and other investment income related to the Company’s investments in sponsored products, a $3.3 million increase in income (expense) of the Company’s consolidated collateralized loan obligation (“CLO”) entities, and a $1.2 million decrease in interest expense.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.8 percent in the first quarter of fiscal 2014. Excluding the impact of consolidated CLO entities’ income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 37.7 percent for the quarter.

Equity in net income of affiliates increased $0.1 million from the first quarter of fiscal 2013, reflecting an increase in the Company’s equity in the net income of Hexavest, offset by decreases in gains (losses) and other income of the Company’s investments in sponsored funds.  Equity in net income of affiliates for the first quarter of fiscal 2014 and 2013 includes $2.8 million and $2.0 million, respectively, of Company equity in the net income of Hexavest.

Net income attributable to non-controlling and other beneficial interests was $5.4 million in the first quarter of fiscal 2014 compared to $12.3 million in the first quarter of fiscal 2013. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests in the first quarter of fiscal 2014 and 2013 includes $2.4 million and $10.6 million, respectively, of non-controlling interest value adjustments relating to our majority-owned subsidiaries. The year-over-year change also reflects a decline in the net income (loss) attributable to non-controlling interest holders of the Company’s consolidated CLO entities and a decline in net income attributable to non-controlling interest holders of the Company’s consolidated funds.

Weighted average diluted shares outstanding increased 5.4 million shares, or 5 percent, in the first quarter of fiscal 2014 from the first quarter of fiscal 2013.  The change reflects an increase in the total number of shares outstanding due to the exercise of employee stock options and an increase in the dilutive effect of in-the-money options resulting from a 30 percent increase in the quarterly average share price of the Company’s Non-Voting Common Stock.

First Quarter Fiscal 2014 vs. Fourth Quarter Fiscal 2013

In the first quarter of fiscal 2014, revenue increased 1 percent to $360.3 million from revenue of $356.9 million in the fourth quarter of fiscal 2013.  Investment advisory and administrative fees were up 1 percent in the first quarter of fiscal 2014 compared to the fourth quarter of fiscal 2013, reflecting a 4 percent increase in average consolidated assets under management, offset by lower average effective fee rates. Performance fees contributed $0.1 million and $3.4 million to investment advisory and administrative fees in the first quarter of fiscal 2014 and the fourth quarter of fiscal 2013, respectively. Distribution and service fee revenues were flat in aggregate, reflecting consistent levels of managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 2 percent to $236.1 million in the first quarter of fiscal 2014 from $231.5 million in the fourth quarter of fiscal 2013, reflecting increases in compensation and distribution and service fees, offset by reduced amortization of deferred sales commissions and lower fund-related and other operating expenses. The increase in compensation expense reflects increases in operating income-based incentives, higher employee headcount and increases in base salaries, partially offset by a decrease in stock-based compensation. The increase in operating income-based incentives reflects higher bonus accruals in the first quarter of fiscal 2014. The decrease in stock-based compensation relates principally to affiliate equity plan expense recognized in the fourth quarter of fiscal 2013. The increase in distribution expense reflects an increase in intermediary marketing support payments.  The decrease in amortization of deferred sales commissions reflects a decrease in Class B share amortization. Fund-related expenses decreased 20 percent due to decreases in fund subsidies and other fund-related expense. Other expenses decreased 1 percent, reflecting decreases in information technology and professional services, offset by an increase in other corporate expenses.

Operating income was down 1 percent to $124.2 million in the first quarter of fiscal 2014 from $125.4 million in the fourth quarter of fiscal 2013.

Non-operating expense was $6.1 million in the first quarter of fiscal 2014 compared to $14.3 million in the fourth quarter of fiscal 2013, reflecting a $5.1 million improvement in gains (losses) and other investment income and a $2.9 million improvement in income (expense) of the Company’s consolidated CLO entities.

Equity in net income of affiliates decreased by $2.3 million in the first quarter of fiscal 2014 compared to the fourth quarter of fiscal 2013, primarily reflecting a decrease in gains (losses) and other income on the Company’s investments in sponsored products.  Equity in net income of affiliates for the first quarter of fiscal 2014 and the fourth quarter of fiscal 2013 includes $2.8 million and $3.0 million, respectively, of Company equity in the net income of Hexavest.

Net income attributable to non-controlling and other beneficial interests was $5.4 million in the first quarter of fiscal 2014 compared to $15.0 million in the fourth quarter of fiscal 2013. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests in the first quarter of fiscal 2014 and the fourth quarter of fiscal 2013 includes $2.4 million and $12.6 million of non-controlling interest value adjustments relating to our majority-owned subsidiaries. The sequential quarter change also reflects a $1.5 million decrease in the income attributable to non-controlling interest holders of the Company’s majority-owned subsidiaries.

Balance Sheet Information

Cash and cash equivalents totaled $361.9 million on January 31, 2014, with no outstanding borrowings against the Company’s $300 million credit facility.  During the first quarter of fiscal 2014, the Company used $43.5 million to repurchase and retire approximately 1.1 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 7.8 million shares of the current 8.0 million share repurchase authorization remain unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM EST today to discuss the financial results for the three months ended January 31, 2014. To participate in the conference call, please call 877-407-0778 (domestic) or 201-689-8565 (international) and refer to “Eaton Vance Corp. First Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 13575885.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2014	Q1 2014
	January 31,	October 31,	January 31,	vs.	vs.
	2014	2013	2013	Q4 2013	Q1 2013
Revenue:

Investment advisory and administrative fees	$304,713	$301,536	$263,281	1%	16%
Distribution and underwriter fees	21,621	21,637	22,751	-	(5)
Service fees	32,291	32,039	31,130	1	4
Other revenue	1,636	1,721	1,355	(5)	21
Total revenue	360,261	356,933	318,517	1	13
Expenses:

Compensation and related costs	118,822	112,914	108,829	5	9
Distribution expense	35,548	34,973	33,889	2	5
Service fee expense	29,205	28,661	28,264	2	3
Amortization of deferred sales commissions	4,970	5,063	4,783	(2)	4
Fund-related expenses	8,453	10,502	7,424	(20)	14
Other expenses	39,063	39,413	34,648	(1)	13
Total expenses	236,061	231,526	217,837	2	8
Operating income	124,200	125,407	100,680	(1)	23
Non-operating income (expense):
Gains (losses) and other investment income, net	413	(4,736)	5,207	NM	(92)
Interest expense	(7,400)	(7,399)	(8,570)	-	(14)
Loss on extinguishment of debt	-	(110)	-	NM	NM
Other income (expense) of consolidated CLO entities:
Gains and other investment income, net	8,709	6,934	1,793	26	386
Interest and other expense	(7,835)	(8,941)	(4,221)	(12)	86
Total non-operating expense	(6,113)	(14,252)	(5,791)	(57)	6

Income before income taxes and equity
in net income of affiliates	118,087	111,155	94,889	6	24
Income taxes	(44,642)	(44,626)	(35,939)	-	24
Equity in net income of affiliates, net of tax	3,285	5,600	3,177	(41)	3
Net income	76,730	72,129	62,127	6	24
Net income attributable to non-controlling
and other beneficial interests	(5,372)	(14,977)	(12,322)	(64)	(56)
Net income attributable to
Eaton Vance Corp. Shareholders	$71,358	$57,152	$49,805	25	43

Earnings per share:
Basic	$0.59	$0.47	$0.39	26	51
Diluted	$0.56	$0.45	$0.38	24	47

Weighted average shares outstanding:
Basic	118,451	117,419	114,925	1	3
Diluted	124,480	123,431	119,112	1	5

Dividends declared per share:
Regular	$0.22	$0.22	$0.20	-	10
Special	$-	$-	$1.00	NM	NM

			Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance
Corp. shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2014 vs.	Q1 2014 vs.
(in thousands, except per share figures)	2014	2013	2013	Q4 2013	Q1 2013

Net income attributable to Eaton
Vance Corp. shareholders	$71,358	$57,152	$49,805	25%	43%

Non-controlling interest value
adjustments	2,389	12,602	10,647	(81)	(78)

Closed-end fund structuring fees,
net of tax	-	131	-	NM	NM

Loss on extinguishment of debt, net of tax	-	68	-	NM	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$73,747	$69,953	$60,452	5	22

Earnings per diluted share	$0.56	$0.45	$0.38	24	47

Non-controlling interest value
adjustments	0.02	0.10	0.09	(80)	(78)

Special dividend adjustment	-	-	0.03	NM	NM

Adjusted earnings per diluted share	$0.58	$0.55	$0.50	5	16

				Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2014 vs.	Q1 2014 vs.
(in thousands)	2014	2013	2013	Q4 2013	Q1 2013

Consolidated funds	$(196)	$209	$1,106	NM %	NM %

Majority-owned subsidiaries	3,483	5,024	3,899	(31)	(11)

Non-controlling interest value
adjustments	2,389	12,602	10,647	(81)	(78)

Consolidated CLO entities	(304)	(2,858)	(3,330)	(89)	(91)

Net income attributable to non-controlling
and other beneficial interests	$5,372	$14,977	$12,322	(64)	(56)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,
	2014	2013
Assets

Cash and cash equivalents	$361,974	$461,906
Investment advisory fees and other receivables	168,451	170,220
Investments	575,546	536,323
Assets of consolidated collateralized loan obligation ("CLO") entities:
Cash and cash equivalents	62,044	36,641
Bank loans and other investments	640,952	685,681
Other assets	3,006	5,814
Deferred sales commissions	16,663	17,923
Deferred income taxes	47,186	61,139
Equipment and leasehold improvements, net	47,446	48,746
Intangible assets, net	72,175	74,534
Goodwill	228,876	228,876
Other assets	68,758	79,446
Total assets	$2,293,077	$2,407,249

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$65,808	$169,953
Accounts payable and accrued expenses	67,555	58,529
Dividend payable	27,011	26,740
Debt	573,538	573,499
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	642,043	279,127
Line of credit	-	247,789
Redeemable preferred shares	26,576	64,952
Other liabilities	17,440	124,305
Other liabilities	76,162	115,960
Total liabilities	1,496,133	1,660,854
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	90,855	74,856
Total temporary equity	90,855	74,856

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 396,455 and 399,240 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 122,339,437 and 121,232,506 shares, respectively	478	474
Additional paid-in capital	123,699	124,837
Notes receivable from stock option exercises	(7,015)	(7,122)
Accumulated other comprehensive loss	(8,675)	(177)
Appropriated retained earnings	9,944	10,249
Retained earnings	585,950	541,521
Total Eaton Vance Corp. shareholders' equity	704,383	669,784
Non-redeemable non-controlling interests	1,706	1,755
Total permanent equity	706,089	671,539
Total liabilities, temporary equity and permanent equity	$2,293,077	$2,407,249

			Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2014	2013	2013
Equity assets - beginning of period(2)	$93,585	$90,774	$80,782
Sales and other inflows	3,785	3,167	4,496
Redemptions/outflows	(5,621)	(5,324)	(4,959)
Net flows	(1,836)	(2,157)	(463)
Assets acquired(3)	-	-	1,572
Exchanges	512	166	(8)
Market value change	(1,496)	4,802	4,635
Equity assets - end of period	$90,765	$93,585	$86,518
Fixed income assets - beginning of period	44,211	45,821	49,003
Sales and other inflows	2,451	2,149	3,377
Redemptions/outflows	(3,281)	(3,697)	(3,375)
Net flows	(830)	(1,548)	2
Assets acquired(3)	-	-	472
Exchanges	(99)	(151)	(22)
Market value change	57	89	224
Fixed income assets - end of period	$43,339	$44,211	$49,679
Floating-rate income assets - beginning of period	41,821	38,170	26,388
Sales and other inflows	4,786	5,742	3,260
Redemptions/outflows	(2,705)	(2,207)	(1,359)
Net flows	2,081	3,535	1,901
Exchanges	54	145	33
Market value change	117	(29)	334
Floating-rate income assets - end of period	$44,073	$41,821	$28,656
Alternative assets - beginning of period	15,212	16,098	12,864
Sales and other inflows	1,089	1,271	1,809
Redemptions/outflows	(2,989)	(1,903)	(1,055)
Net flows	(1,900)	(632)	754
Assets acquired(3)	-	-	650
Exchanges	(48)	(47)	(13)
Market value change	(93)	(207)	90
Alternative assets - end of period	$13,171	$15,212	$14,345
Implementation services assets - beginning of period	85,637	77,673	30,302
Sales and other inflows	17,421	13,177	6,479
Redemptions/outflows	(16,010)	(8,490)	(3,316)
Net flows	1,411	4,687	3,163
Assets acquired(3)	-	-	32,064
Exchanges	(453)	(104)	-
Market value change	415	3,381	2,891
Implementation services assets - end of period	$87,010	$85,637	$68,420
Long-term assets - beginning of period	280,466	268,536	199,339
Sales and other inflows	29,532	25,506	19,421
Redemptions/outflows	(30,606)	(21,621)	(14,064)
Net flows	(1,074)	3,885	5,357
Assets acquired(3)	-	-	34,758
Exchanges	(34)	9	(10)
Market value change	(1,000)	8,036	8,174
Total long-term assets - end of period	$278,358	$280,466	$247,618
Cash management fund assets - end of period	211	203	155
Total assets under management - end of period	$278,569	$280,669	$247,773

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in balanced accounts holding income securities.
(3) Represents Clifton assets acquired on December 31, 2012.

		Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)
	Three Months Ended
	January 31,	October 31,	January 31,
	2014	2013	2013
Long-term fund assets - beginning of period	$133,198	$129,042	$113,249
Sales and other inflows	10,234	10,299	9,079
Redemptions/outflows	(10,262)	(8,653)	(6,876)
Net flows	(28)	1,646	2,203
Assets acquired(2)	-	-	638
Exchanges	(34)	(17)	(19)
Market value change	(1,152)	2,527	3,091
Long-term fund assets - end of period	$131,984	$133,198	$119,162

Institutional separate account assets - beginning of period	95,724	89,473	43,338
Sales and other inflows	16,802	12,742	6,785
Redemptions/outflows	(17,472)	(9,756)	(3,821)
Net flows	(670)	2,986	2,964
Assets acquired(2)	-	-	34,120
Exchanges	-	26	5
Market value change	(185)	3,239	2,923
Institutional separate account assets - end of period	$94,869	$95,724	$83,350

High-net-worth separate account assets - beginning of period	19,699	19,071	15,036
Sales and other inflows	714	832	1,379
Redemptions/outflows	(1,104)	(1,313)	(1,198)
Net flows	(390)	(481)	181
Exchanges	-	(1)	(15)
Market value change	65	1,110	1,043
High-net-worth separate account assets - end of period	$19,374	$19,699	$16,245

Retail managed account assets - beginning of period	31,845	30,950	27,716
Sales and other inflows	1,782	1,633	2,178
Redemptions/outflows	(1,768)	(1,899)	(2,169)
Net flows	14	(266)	9
Exchanges	-	1	19
Market value change	272	1,160	1,117
Retail managed account assets - end of period	$32,131	$31,845	$28,861

Total long-term assets - beginning of period	280,466	268,536	199,339
Sales and other inflows	29,532	25,506	19,421
Redemptions/outflows	(30,606)	(21,621)	(14,064)
Net flows	(1,074)	3,885	5,357
Assets acquired(2)	-	-	34,758
Exchanges	(34)	9	(10)
Market value change	(1,000)	8,036	8,174
Total long-term assets - end of period	$278,358	$280,466	$247,618

Cash management fund assets - end of period	211	203	155

Total assets under management - end of period	$278,569	$280,669	$247,773

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Represents Clifton assets acquired on December 31, 2012.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2014	2013	Change	2013	Change
Eaton Vance Management(2)	$142,931	$144,693	-1%	$134,554	6%
Parametric	116,442	117,044	-1%	96,725	20%
Atlanta Capital	19,196	18,932	1%	16,494	16%
Total	$278,569	$280,669	-1%	$247,773	12%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management
LLC, as well as certain Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2014	2013	Change	2013	Change
Equity(2)	$90,765	$93,585	-3%	$86,518	5%
Fixed income	43,339	44,211	-2%	49,679	-13%
Floating-rate income	44,073	41,821	5%	28,656	54%
Alternative	13,171	15,212	-13%	14,345	-8%
Implementation services	87,010	85,637	2%	68,420	27%
Cash management	211	203	4%	155	36%
Total	$278,569	$280,669	-1%	$247,773	12%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in balanced accounts holding income securities.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)
	Three Months Ended
	January 31,	October 31,	January 31,
	2014	2013	2013
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$211	$173	$37
Sales and other inflows	30	30	94
Redemptions/outflows	(25)	(3)	(5)
Net flows	5	27	89
Market value change	(4)	11	9
Eaton Vance sponsored funds - end of period	$212	$211	$135
Eaton Vance distributed separate accounts - beginning of period(2)	$1,574	$1,515	$-
Sales and other inflows	76	4	1,148
Redemptions/outflows	(5)	(32)	-
Net flows	71	(28)	1,148
Exchanges	(235)	-	-
Market value change	(27)	87	37
Eaton Vance distributed separate accounts - end of period	$1,383	$1,574	$1,185
Total Eaton Vance distributed - beginning of period	$1,785	$1,688	$37
Sales and other inflows	106	34	1,242
Redemptions/outflows	(30)	(35)	(5)
Net flows	76	(1)	1,237
Exchanges	(235)	-	-
Market value change	(31)	98	46
Total Eaton Vance distributed - end of period	$1,595	$1,785	$1,320
Hexavest directly distributed - beginning of period(3)	$15,136	$14,046	$12,073
Sales and other inflows	440	699	920
Redemptions/outflows	(960)	(488)	(263)
Net flows	(520)	211	657
Exchanges	235	-	-
Market value change	(308)	879	494
Hexavest directly distributed - end of period	$14,543	$15,136	$13,224
Total Hexavest assets - beginning of period	$16,921	$15,734	$12,110
Sales and other inflows	546	733	2,162
Redemptions/outflows	(990)	(523)	(268)
Net flows	(444)	210	1,894
Exchanges	-	-	-
Market value change	(339)	977	540
Total Hexavest assets - end of period	$16,138	$16,921	$14,544

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor. Eaton
Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.